SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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UTAH URANIUM CORP.

(Name of registrant as Specified in its Charter)

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UTAH URANIUM CORP.

11850 South Highway 191, Unit B-9

Moab, UT 84532

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT MAY 5, 2008

This Information Statement, which is being provided to shareholders on or about June 16, 2008, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Utah Uranium Corp. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

1.

Amend the Company’s Articles of Incorporation to change its name to Universal Potash Corp.

Only shareholders of record at the close of business on May 5, 2008, are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

/s/ Peter Dickie

Peter Dickie

President

UTAH URANIUM CORP.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of Utah Uranium Corp., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company’s Articles of Incorporation, approved by the Board of Directors on May 5, 2008.

Record Date and Voting Securities

Only shareholders of record at the close of business on May 5, 2008, are entitled to notice of the action taken, as described herein. On May 5, 2008, the Company had outstanding 38,529,200 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On May 5, 2008, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation.  The name change took effect on June 16, 2008.

This Information Statement was first provided to the Company's shareholders on or about June 16, 2008.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

Purpose:  The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company’s name to Universal Potash Corp.

No Dissenters' Rights: Pursuant to Nevada law, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner and Position with Company	Position with Company	Amount Beneficially Owned	Percentage of Beneficial Ownership
Peter Dickie 2256 Spruce Street Vancouver, BC V6H 2P3	President and Director	1,090,000	2.83%
Christopher Verrico 6785 West Boulevard Vancouver, BC, V6P 5R8	Director	6,000,000	15.57%
Donald O. Miller 17 Club Vista Drive Henderson, NV 89052	Director	100,000	0.26%
Michael Sandidge 2741 Easy Street Wenatchee, WA 98801	Director	100,000	0.26%
Kenneth Townsend 2028 West 53rd Street Vancouver, BC V6P 1H2	Former President, CEO, Secretary and Director	8,945,200	23.22%
Spectre Investments Inc. 1128 – 789 West Pender St Vancouver, BC, V6C 1H2	N/A	3,240,000	8.41%

.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation paid to our President and Chief Executive Officer during the fiscal year ended March 31, 2008.  Mr. Townsend resigned as officer and director on March 8, 2007, and Mr. Peter Dickie was appointed President and director in his place.  No officer, director or employee earned in excess of $100,000 during the fiscal year.

SUMMARY COMPENSATION TABLE
					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Comp- ensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Option/SARs (#)	LTIP Payouts ($)	All Other Comp- ensation ($)

Kenneth G. Townsend, Former President, CEO, CFO, Secretary and Director	2005	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00
	2006	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00
	2007	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00

Peter Dickie, President, CEO and Director	2006	$0.00	$0.00	$0.00	$0.00	0	$0.00	$0.00
	2007	$0.00	$0.00	$5,000	$0.00	0	$0.00	$0.00
	2008	$0.00	$0.00	$75,000	$0.00	0	$0.00	$0.00

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board of Directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay director's fees or other cash compensation for services rendered as a director in the year ended March 31, 2008.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts

During the period ended March 31, 2008, we paid total consulting fees of $27,667 for consulting services to our Company.

On December 1, 2006, the Company entered into a one year Consulting Agreement with Mr. Christopher Turley, our former CFO, to provide assistance in its day-to-day operations, for a fee of CDN$1,000 per week.  Specifically, he assisted in interaction with the Company’s auditors, transfer agent and regulatory authorities.   Mr. Turley's contact was terminated on November 30, 2007.

On March 8, 2007, the Company entered into a two year Senior Management Consulting Agreement with Mr. Peter Dickie, the President, to provide senior management to the Company for a fee of CDN$5,000 per month in the first year and CDN$10,000 per month in the second year.  Specifically, he performs the duties of the President, provides administration of the day-to-day affairs, liaisons with the Company auditors, accountants, and lawyers, develops financial plans, negotiates future acquisitions and business ventures and negotiates financings on behalf of the Company.

There are no other arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

UTAH URANIUM CORP.

Date: June 25, 2008

By:/s/ Peter Dickie

      Peter Dickie, President and Director